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                                                                    Exhibit 23.2
                                                                    ------------


                        Consent of Independent Auditors


We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Inso Corporation 1993 Stock Purchase Plan of our report dated March 6, 2000, except for Note 16, as to which the date is April 11, 2000, with respect to the consolidated financial statements and schedule of Inso Corporation included in its Annual Report (Form 10-K) for the year ended January 31, 2000, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP
                                        ERNST & YOUNG LLP
Boston, Massachusetts
May 26, 2000